As filed with the Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)
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Florida
(State or other jurisdiction of incorporation or organization)
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65-0032379
(I.R.S. Employer Identification Number)
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220 Alhambra Circle
Coral Gables, Florida 33134
(305) 460-4038
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________________________________________________

Carlos Iafigliola
Director, President and Chief Executive Officer
Amerant Bancorp Inc.
220 Alhambra Circle
Coral Gables, Florida 33134
(305) 460-8728
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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With a copy to:
Arturo H. Banegas Masiá, Esq.
Esther L. Moreno, Esq.
Akerman LLP
Three Brickell City Centre
98 Southeast Seventh Street, Suite 1100
Miami, Florida 33131
(305) 374-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

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PROSPECTUS
Amerant Bancorp Inc.
$300,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Depositary Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Units
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By this prospectus, we may offer from time to time up to $300,000,000 of any combination of the securities described in this prospectus.

We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “AMTB.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
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Investing in our securities involves risks. You should carefully read and consider the risk factors under the heading “Risk Factors” on page 5 of this prospectus and the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities.

These securities are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is June 12, 2026.

EXPLANATORY NOTE
This registration statement on Form S-3 is being filed by Amerant Bancorp Inc. (the “Registrant”) to replace the Registrant’s prior registration statement on Form S-3 (File No. 333-272886), initially filed with the Securities and Exchange Commission on June 23, 2023 and declared effective on July 7, 2023 (the “Prior Registration Statement”).
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include $135,000,010 of unsold securities previously registered under the Prior Registration Statement that remain unsold as of the date hereof (the “Unsold Securities”). The aggregate filing fee paid in connection with the Unsold Securities was $14,877. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities and (ii) the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time.
This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Amerant Bancorp Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Amerant Bancorp Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
The prospectus contained herein relates to all of the following: the initial offering of debt securities, common stock, preferred stock, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units issuable by Amerant Bancorp Inc. and the offering of such securities by the holders thereof.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of the date of the applicable document or other date referred to in that document. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us” or the “Company” refer to Amerant Bancorp Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, prospectus and other information with the SEC. The SEC maintains a website that contains our reports, proxy and other information regarding us at www.sec.gov. Our SEC filings are also available free of charge at our website (investor.amerantbank.com). The information on our website is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 1, 2026;
•our Current Reports on Form 8-K, filed with the SEC on January 7, 2026, January 22, 2026, April 10, 2026, April 23, 2026, May 19, 2026, May 29, 2026, and June 4, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Shareholders, filed with the SEC on April 21, 2026; and
•the description of our common stock set forth in our Registration Statement on Form 8-A, filed with the SEC on August 23, 2023, and as updated by the Description of Registrant’s Securities filed as Exhibit 4.19 to our Annual Report on Form 10-K for the year ended December 31, 2025, and any amendments or reports filed for the purpose of updating such description.
We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
Amerant Bancorp Inc.
Attention: Investor Relations
220 Alhambra Circle
Coral Gables, Florida 33134
(305) 460-8728

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to, among other things, future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are based on the historical performance of the Company or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations so contemplated will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, our Form 10-Q for the quarter ended March 31, 2026 and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

THE COMPANY
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, FL, with $9.9 billion in assets, $6.6 billion in loans held for investment, $7.9 billion in deposits, $913.9 million of shareholders’ equity, and $3.4 billion in assets under management and custody (“AUM”) as of Marrch 31, 2026. We provide individuals and businesses with a comprehensive array of deposit, credit, investment, wealth management, retail banking, mortgage services and fiduciary services. We serve customers in our United States markets and select international customers. These services are offered through our main subsidiary, Amerant Bank, N.A., or the Bank, which is also headquartered in Coral Gables, FL, as well as the Bank’s securities broker-dealer, Amerant Investments Inc., or Amerant Investments. Fiduciary, investment, wealth management and mortgage services are provided by the Bank and Amerant Investments.
The Bank was founded in 1979. We currently operate 23 banking centers where we offer personal and commercial banking services. The Bank’s primary markets are South Florida, where we are headquartered and operate 21 banking centers in Miami-Dade, Broward and Palm Beach counties. The Bank also operates two banking centers, and a regional headquarter office in Tampa, FL. We opened our new regional headquarters office and our new banking center in West Palm Beach, FL in April 2025, a banking center in Miami Beach, FL in September 2025, followed by the opening of our second banking center in Tampa, FL in October 2025, and the opening of a new banking center in Bay Harbor Islands, FL in January 2026. In July 2025, we received regulatory approval for the opening of a new banking center in St. Petersburg, FL which we currently expect to open in 2026.
Amerant Investments is a member of the Financial Industry Regulatory Authority (“FINRA”), the Securities Investor Protection Corporation (“SIPC”) and a registered investment adviser with the Securities and Exchange Commission, or SEC. Amerant Investments provides introductory brokerage, investment and transactions services primarily for customers of the Bank.
Elant Bank & Trust Ltd. is a bank and trust company domiciled in George Town, Grand Cayman (the “Cayman Bank”). The Cayman Bank operated under a Cayman Islands Offshore Bank license, or B license, and a Trust license (together, the “Licenses”) and is supervised by the Cayman Islands Monetary Authority, or CIMA. The Company is executing a plan for the dissolution of the Cayman Bank and, as of the date of this Prospectus, the Cayman Bank no longer had any trust relationships, many of which were transferred to the Bank. On May 20, 2026, CIMA accepted the Cayman Bank’s application to surrender the Licenses which were cancelled on the same date. As the Licenses have been cancelled, the Company will now proceed to complete the dissolution of the Cayman Bank.
The Company is also executing a plan to wind down Amerant Mortgage.

Corporate Information
Our principal executive offices are located at 220 Alhambra Circle, Coral Gables, Florida 33134. Our telephone number is (305) 460-4038. Our website is www.amerantbank.com. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS
For a discussion of risk factors affecting the Company and its business, see the Risk Factors section in our latest Annual Report on Form 10-K filed with the SEC and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein.
Additional risks specific to a particular offering will be detailed in the applicable prospectus supplements.

USE OF PROCEEDS
Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon, as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.
The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed with the SEC in the manner described under “Where You Can Find More Information.” For information on our debt outstanding, see our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Also, see “Where You Can Find More Information.”
Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” refer to Amerant Bancorp Inc. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture will not limit the amount of debt securities that we may issue. Unless otherwise specified in a prospectus supplement for a series of debt securities, we may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date and the first interest payment date, if applicable) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. Debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indenture
The indenture will provide that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:
•the title of the series;

•any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);
•whether any of the debt securities of the series will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities and, in such case, the identity of the depositary for the series;
•the date or dates on which the principal of the debt securities of the series is payable;
• the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest or the manner of calculation of such rate or rates, if any;
•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;
•the place or places where payments with respect to the debt securities of the series will be payable;
•the right, if any, to defer or extend payment of interest on the debt securities and the maximum length of any deferral or extension period;
•the dates, if any, on which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the date or dates, if any, on which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;
•if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•the currency or currency units in which payment of the principal of and any premium and interest on the debt securities of the series will be payable;
•whether and under what circumstances we will pay additional amounts on the debt securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;
•the terms pursuant to which the debt securities of the series are subject to defeasance and satisfaction and discharge;
•any addition to, or modification or deletion of, any events of default or covenants provided for with respect to the debt securities of the series;
•the terms and conditions, if any, pursuant to which the debt securities of the series are secured;
•whether the debt securities of the series will be convertible into shares of common stock or preferred stock of Amerant Bancorp Inc. and, if so, the terms and conditions upon which such debt securities will be so convertible, including whether conversion is mandatory, at the option of the holder, or at our option, the conversion price, the conversion period and any provisions pursuant to which the number of shares of common stock or our other securities to be received by the holders of such series of debt securities would be subject to adjustment;
•if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;
•any provisions granting special rights to holders when a specified event occurs;
•any special tax implications of the debt securities of the series, including provisions for original issue discount securities, if offered;

•the form of the debt securities of the series, including the form of the certificate of authentication for such series;
•any subordination terms of the debt securities of the series; and
•any and all other terms with respect to such series, including any terms which may be required by or advisable under U.S. laws or regulations or advisable in connection with the marketing of debt securities of that series.
Interest and Interest Rates
In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.
As used in the indenture, the term “business day” will mean, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day other than a day on which Federal or State banking institutions in the City of New York or place of payment, are authorized or obligated by law, executive order or regulation to close.
If any interest payment date, redemption date, repurchase date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repurchase date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the Secured Overnight Financing Rate ("SOFR"), if the interest payment date (other than the redemption date, repurchase date or stated maturity) falls on a date that is not a business day and the next succeeding business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repurchase date, stated maturity or conversion date, as the case may be, to the date of such payment unless, as provided in the indenture, we default in the payment on that date.
Optional Redemption
If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected in accordance with the procedures of the depositary. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.
Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.
By no later than the time specified in the applicable prospectus supplement, on the redemption date we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date unless, as provided in the indenture, we default in the payment on that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.
Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.
Early Repayment
If specified in the applicable prospectus supplement, the debt securities may give you the right to cause us to repurchase them prior to their stated maturity date, in whole or from time to time in part, as specified in the applicable prospectus supplement.
Certificated Notes
If the applicable prospectus supplement indicates that the debt securities are to be issued in certificated form, those certificated notes may not be exchanged into book-entry form.
Events of Default
“Event of Default” with respect to a series of debt securities means any one of the following:
(1) failure to pay any interest on any debt securities of any such series within 30 days after the same becomes due and payable;
(2) failure to pay the principal of or premium, if any, or any payment required by sinking or analogous fund, on any debt securities of any such series when it becomes due and payable;
(3) failure to perform or breach, of any of our covenants or agreements in the debt securities, or in their indenture (other than a covenant or agreements relating solely to another series of notes) for 60 days after written notice of failure, either from the trustee or from holders of at least 25% of the principal amount outstanding of notes in the series;
(4) certain events of bankruptcy, insolvency or reorganization of the Company; and
(5) any other event of default specified with respect to notes of such series.
An Event of Default for a particular series of notes does not necessarily constitute an Event of Default for any other series of notes issued under the indenture.
Remedies
If an Event of Default shall have occurred and be continuing (other than an “event of default” specified in clause (4) above), then either the trustee or the holders of at least 25% in principal amount of the affected series may require us to repay the entire principal amount of that series, including any premium and any interest immediately.
If an Event of Default shall have occurred and be continuing as specified in clause (4) above, all unpaid principal of, any premium and any accrued interest, on the affected series will become automatically due and payable immediately, without any declaration or other act on the part of the trustee or any holder.
If an Event of Default shall have occurred and be continuing, the holders of a majority in principal amount of the affected series will have the right to direct the time, method and place of conducting proceedings for any remedy, or the exercising of any power, available to the trustee. No such direction may be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of such affected series not consenting, and must not involve the trustee in personal liability in circumstances where indemnity, in the trustee’s sole discretion, would not be adequate. The trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity satisfactory to it. The trustee may take any other action it deems proper that is not inconsistent with such direction.
The right of a holder to institute a proceeding is subject to certain conditions precedent, but each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due.

We will be required to furnish annually to the trustee a statement as to our performance of certain obligations under the indenture and as to any default in such performance.
Covenants
In addition to covenants specified in the indenture, the debt securities of any series will benefit from any covenants specified in the prospectus supplement for such series. Covenants for a particular series of debt securities do not necessarily benefit any other series of debt securities issued under the indenture.
Modification of Indenture
We may, without the consent of any holders, at any time and from time to time, enter into one or more supplemental indentures with the trustee for any of the following purposes:
•to cure any ambiguity, omission, defect or inconsistency in the indenture or in the debt securities of any series;
•to evidence succession and the assumption by the successor of our covenants in the indenture and the debt securities;
•to provide for debt securities of any series in bearer form, or uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to the covenants binding us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indenture;
• to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as provided in the indenture;
•to make any change that does not adversely affect the rights of any holder of debt securities in any material respect, provided that any amendment to conform to the terms of any debt securities of a series to its description contained in the final offering document shall not be deemed to be adverse to any holder;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the indenture, to establish the form of any certifications required to be furnished under the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to comply with any requirements of the SEC in connection with registration of the debt securities under the Securities Act of 1933, as amended (the “Securities Act”), qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or to comply with the Trust Indenture Act; or
•to secure any series of debt securities.
Except as described above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture or indentures is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the current indenture, pursuant to a new indenture or supplemental indenture or modifying in any manner matters not covered by the immediately preceding paragraph.
In no case will we, without consent of each affected holder of debt securities, do any of the following:
•change the maturity date of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;
•reduce the amount of principal of any debt security issued with original issue discount or any other debt security payable upon acceleration of maturity;
•change the currency in which any debt security or any premium or interest is payable;
•impair the right to receive payment of principal of and interest on any debt security (whether upon redemption, repurchase, maturity, or otherwise) or payment or delivery of any amounts due upon conversion of debt securities of any series that are convertible into shares of common stock or other securities on or after the due dates or to institute suit for the enforcement of any payment on or with respect to any debt security;
•adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security;
•if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the debt securities;
•reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with any provision of the indenture;
•reduce the requirements contained in the indenture for a quorum for a meeting or for voting;
•change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;
•in the case any series of debt securities is subordinated to other indebtedness of ours pursuant to a supplemental indenture, modify the subordination provisions in such supplemental indenture in a manner adverse to the holders of the debt securities; or
•or modify the indenture modification provisions set forth in the indenture.
•A supplemental indenture that changes or eliminates any covenant or other provision of the indenture solely for the benefit of one or more particular series shall not affect the rights of any other note holders.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture, any supplemental indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF COMMON STOCK
The following description includes summaries of the material terms of our second amended and restated articles of incorporation, dated November 18, 2021 (the “Articles of Incorporation”), our amended and restated bylaws, effective as of October 18, 2023 (the “Bylaws”) and the applicable provisions of the Florida Business Corporation Act (the “FBCA”). For more information on how you can obtain our Articles of Incorporation and Bylaws, see “Where You Can Find More Information.” We urge you to read our Articles of Incorporation and our Bylaws in their entirety.
Authorized Capital Stock
Our authorized capital stock consists of 225 million shares of Class A voting common stock, $0.10 par value per share (the “Class A Voting Common Stock”), 25 million shares of Class A non-voting common stock, $0.10 par value per share (the “Class A Non-Voting Common Stock” and, together with the Class A Voting Common Stock, the “Common Stock”) and 50 million shares of Preferred Stock, $0.10 par value per share (the “Preferred Stock”). Our Class A Voting Common Stock is registered under the Exchange Act.
Class A Voting Common Stock
Holders of shares of our Class A Voting Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Our Class A Voting Common Stock does not have cumulative voting rights. Holders of our Class A Voting Common Stock are entitled to share ratably upon liquidation of the Company, and in dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion from funds legally available therefor. Holders of our Class A Voting Common Stock have no preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares or other securities. Our Class A Voting Common Stock has no sinking fund, redemption provisions or conversion or exchange rights.
As of June 9, 2026, 38,468,450 shares of our Class A Voting Common Stock are outstanding and there are approximately 280 holders of record of our Class A Voting Common Stock.
Class A Non-Voting Common Stock
Holders of shares of our Class A Non-Voting Common Stock have identical rights to the holders of shares of Class A Voting Common Stock in all respects except that they are not entitled to vote on any matter (unless such a vote is required by applicable laws or New York Stock Exchange regulations in a particular case).
The Class A Non-Voting Common Stock is non-voting in the hands of any holder that, on its own or together with its affiliates, owns or controls more than 8.9% of the Company’s Class A Voting Common Stock (or of any class of Voting Securities issued by the Company). A holder of Class A Non-Voting Common Stock is permitted to convert shares of Class A Non-Voting Common Stock into shares of Class A Voting Common Stock at any time or from time to time, provided that upon such conversion the holder, together with its affiliates, will not own or control in the aggregate more than 8.9% of the Class A Voting Common Stock, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such holder of any class of voting securities of the Company (which, for the avoidance of doubt, does not include Class A Non-Voting Common Stock). In any such conversion, each share of Class A Non-Voting Common Stock will convert initially into one share of Class A Voting Common Stock (subject to adjustment as provided in Section 6 of Exhibit A “Certificate of Designation of Class A Non-Voting Common Stock” of the Company’s Articles of Incorporation.
As of June 9, 2026, 714,300 shares of our Class A Non-Voting Common Stock are outstanding and there are approximately six holders of record of our Class A Non-Voting Common Stock.
Preferred Stock
Our board of directors has the authority to fix the price, dividend rates, rights, preferences, privileges and restrictions, including voting rights, of one or more series of our Preferred Stock, from time to time, without any further vote or action by our shareholders. There are currently no shares of our Preferred Stock outstanding.
Anti-Takeover Effects of our Articles of Incorporation and Bylaws, Florida Law and U.S. Banking Laws
Some provisions of our Articles of Incorporation and Bylaws, as well as certain provisions of Florida law and U.S. banking laws, could make the following more difficult:
•acquisition of us by means of a tender offer;

•acquisition of us by means of a proxy contest or otherwise; or
•removal of our incumbent officers and directors.
These provisions, summarized below, are expected to discourage coercive takeover practices and takeover bids that are not in the best interest of our shareholders. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of this increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.
Articles of Incorporation and Bylaws
Our Articles of Incorporation and Bylaws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.
Authorized but Unissued Shares of Common Stock. As of June 9, 2026, the Company has approximately 186,531,550 shares of Class A Voting Common Stock (including shares that are reserved for issuance under the Company’s 2018 Equity and Incentive Compensation Plan and 2021 Employee Stock Purchase Plan) and 24,285,700 shares of Class A Non-Voting Common Stock authorized but unissued, and available for future issuance without additional shareholder approval, except as otherwise restricted by the rules of the New York Stock Exchange, Florida law, or federal banking laws. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the Company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Undesignated Preferred Stock. The Articles of Incorporation authorize 50 million shares of Preferred Stock, which our board of directors has the authority, without any further vote or action by our shareholders, to issue from time to time, in one or more series of Preferred Stock, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The existence of authorized but unissued Preferred Stock could reduce the Company’s attractiveness as a target for an unsolicited takeover bid since the Company could, for example, issue shares of Preferred Stock to parties who might oppose such a takeover bid, or the shares may contain terms, such as “poison pill” rights, that a potential acquirer may find unattractive. This may have the effect of delaying or preventing a change of control, may discourage bids for the Company shares at a premium over the market price of the Company shares, and may adversely affect the market price of, and the voting and other rights of the holders of, the Company shares.
Size of Board and Vacancies. The Articles of Incorporation provide that the number of directors on our board of directors will be fixed exclusively by our board of directors, but in no event shall there be fewer than five nor more than fifteen directors. Pursuant to the Bylaws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other causes will be filled solely by the vote of the Company’s remaining directors in office.
Shareholder Meetings. Under our Articles of Incorporation, a special meeting of shareholders may only be called by our board of directors, chairperson, chief executive officer, president or any co-president, or by the holders of not less than 25% of all the votes entitled to be cast on any issue proposed. In addition, our shareholders are prohibited from taking action by written consent.
Advance Notice Requirements. The Bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors before an annual meeting of our shareholders, or to bring other business before an annual or special meeting of our shareholders. The Bylaws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, a meeting must deliver to the Company’s corporate secretary a written notice of the shareholder’s intention to do so. These provisions make it more procedurally difficult for a shareholder to place a proposal or nomination on the meeting agenda, and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or seek a shareholder vote with respect to other matters that are not supported by management. The Company expects that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
Florida Law and Federal Banking Laws
The FBCA contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.
The FBCA also provides that an “affiliated transaction” between a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The FBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.
Furthermore, the Bank Holding Company Act and Change in Bank Control Act banking laws impose notice, application and approvals and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of bank holding companies. These laws could delay or prevent an acquisition.
Annual Meeting of Shareholders
Our Bylaws provide that an annual meeting of shareholders will be held each year on a date fixed by resolution of our board of directors.
In order for a shareholder to bring, pursuant to our Bylaws, nominations or other proposals before the Company’s annual shareholders meetings, the shareholder must comply with the requirements for shareholder proposals set forth in our Bylaws and described in a proxy statement that we will prepare and distribute relating to such meeting.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and Computershare, Inc. is the registrar for all of our Class A Voting Common Stock and Class A Non-Voting Common Stock.
Stock Exchange Listing
Our Class A Voting Common Stock is listed on the New York Stock Exchange under the trading symbol “AMTB”.

DESCRIPTION OF PREFERRED STOCK
Our board of directors has the authority, without action by our shareholders, to issue Preferred Stock and to fix voting powers for each class or series of Preferred Stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of Preferred Stock may be greater than the rights attached to our Common Stock. It is not possible to state the actual effect of the issuance of any shares of our Preferred Stock on the rights of holders of our Common Stock until our board of directors determines the specific rights attached to that Preferred Stock. The effect of issuing Preferred Stock could include, among other things, one or more of the following:
•restricting dividends with respect to our Common Stock;
•diluting the voting power of our Class A Voting Common Stock or providing that holders of Preferred Stock have the right to vote on matters as a class;
•impairing the liquidation rights of our Common Stock; or
•delaying or preventing a change of control of us.
Our Articles of Incorporation authorize us to issue up to 50,000,000 shares of Preferred Stock, $0.10 par value per share. As of the date of this prospectus, no shares of our Preferred Stock were issued and outstanding. The prospectus supplement relating to a series of Preferred Stock we offer will include specific terms of such series. These terms will include some or all of the following:
•the title and stated value of the Preferred Stock;
•the aggregate number of shares of Preferred Stock offered;
•the offering price or prices of the Preferred Stock;
•the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;
•whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;
•the dividend and liquidation preference rights of the Preferred Stock relative to any existing or future series of our Preferred Stock;
•the dates the Preferred Stock become subject to redemption at our option, and any redemption terms;
•any redemption or sinking fund provisions, including any restriction on the repurchase or redemption of the Preferred Stock while there is an arrearage in the payment of dividends;
•whether the Preferred Stock will be issued in other than book-entry form;
•whether the Preferred Stock will be listed on any securities exchange;
•any rights on the part of the shareholder or us to convert the Preferred Stock into shares of our Class A Voting Common Stock, our Class A Non-Voting Common Stock or any other security; and
•any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.
The description in the applicable prospectus supplement of any series of Preferred Stock that we may offer will not necessarily be complete and will be qualified in its entirety by reference to our Articles of Incorporation and the respective certificates of designations for each series of our Preferred Stock, which will be filed with the SEC.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase Preferred Stock, Common Stock or depositary shares. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. Any warrants we issue will be under one or more warrant agreements between us and a warrant agent named in the applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include:
•the title of the warrants;
•the aggregate number of warrants offered;
•the designation, number and terms of the Preferred Stock, Common Stock or depositary shares purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in United States dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•any terms relating to the modification of the warrants;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other specific terms of the warrants.
The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a particular series of Preferred Stock. If we issue depositary shares, the applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement, which may supersede any general terms outlined in this section.
We will deposit shares of any series of Preferred Stock represented by depositary shares under a deposit agreement between us and a bank or trust company, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, that we will select as Preferred Stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying Preferred Stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to such Preferred Stock in proportion to the number of such depositary shares owned by such holders.
The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Redemption of Preferred Stock
If a series of Preferred Stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed.
Whenever we redeem shares of Preferred Stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of Preferred Stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.
Withdrawal of Preferred Stock
Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock.
Holders of such whole shares of Preferred Stock, however, will not be entitled to deposit such Preferred Stock under the deposit agreement or to receive depositary receipts for such Preferred Stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of Preferred Stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of Preferred Stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the Preferred Stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of Preferred Stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable action requested by the preferred stock depositary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of Preferred Stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of Preferred Stock.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:
•all outstanding depositary shares have been redeemed;
•each share of Preferred Stock has been converted into or exchanged for Common Stock; or
•a final distribution in respect of the Preferred Stock has been made to the holders of depositary shares in connection with our liquidation, dissolution or winding up.
The deposit agreement may be terminated by us at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by such depositary shares.
Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than us, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited Preferred Stock.
Neither we nor the preferred stock depositary will be liable if the preferred stock depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder. Neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

The description in the applicable prospectus supplement of any depositary shares that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue rights to purchase Common Stock, Preferred Stock, depositary shares or warrants. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, which may include:

•the price, if any, per right;

•the exercise price payable for Common Stock, Preferred Stock, depositary shares or warrants upon the exercise of the rights;

•the number of rights issued or to be issued to each shareholder;

•the number and terms of Common Stock, Preferred Stock, depositary shares or warrants which may be purchased per right;

•the extent to which the rights are transferable;

•any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of Common Stock, Preferred Stock, depositary shares or warrants at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and any combination of shares of our Common Stock, Preferred Stock, depositary shares or warrants. The stock purchase units may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase units also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units including, if applicable, collateral or depositary arrangements. The description in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of our Common Stock, Preferred Stock, warrants, depositary shares, subscription rights, stock purchase contracts and stock purchase units.
The prospectus supplement relating to a particular issue of units will describe the terms of such units, including the following:
•the terms of the units and of any of our Common Stock, Preferred Stock, warrants, depositary shares, subscription rights, stock purchase contracts and stock purchase units comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•if applicable, a discussion of any material United States federal income tax considerations.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”) and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered to the holders of beneficial interests in the securities.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as

“Euroclear,” either directly if you are a participant in Clearstream or Euroclear, or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
    We may offer the securities to or through underwriters or dealers, by ourselves directly, in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, through agents, or through a combination of any of these methods of sale. The details of any such offering will be set forth in any prospectus supplement relating to the offering.
We may sell any series of debt securities, Common Stock, Preferred Stock, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.
Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
We may authorize underwriters, dealers or other persons acting as agents for us to make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through The New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.
In connection with any offering of securities, underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities, including bids or purchases to stabilize the price, short sales, syndicate covering transactions and penalty bids. These activities may begin and end at any time and may be effected on an exchange, in the over-the-counter market or otherwise, and may be conducted in accordance with Regulation M.
Underwriters, dealers or agents (and/or their affiliates) may also engage in derivative transactions with third parties, including swaps, and in connection with such derivative transactions may sell securities covered by this prospectus, including in short sale transactions, or may lend or pledge securities. The counterparties to such derivative transactions may sell securities, including by borrowing from or through other persons. Underwriters may also require that we, our directors, officers or shareholders enter into lock-up agreements restricting the sale of securities for a period of time, and any such arrangements will be described in the applicable prospectus supplement.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities. We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Akerman LLP, Miami, Florida, will provide opinions regarding the authorization and, if applicable, validity of the securities. Akerman LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS
The consolidated financial statements of Amerant Bancorp Inc. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, incorporated in the Prospectus by reference from the Amerant Bancorp Inc. Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of internal control over financial reporting as of December 31, 2025 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be Paid*
SEC registration fee	$	$22,787
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent, registrar and trustee fees and expenses		**
Miscellaneous		**

Total	$	**

*
Fees and expenses (other than the SEC Registration Fee to be paid upon filing of this registration statement) will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.
The FBCA permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of a corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (1) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (2) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
In the case of proceedings by or in the right of the corporation, the statute permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and certain amounts paid in settlement in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, the statute provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under the statute, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.
Our Articles of Incorporation provide that our officers and directors will be indemnified by it to the fullest extent authorized by Florida law and any other applicable law, as it now exists or may in the future be amended.
Our Bylaws contain indemnification provisions similar to the FBCA, and further provide that we may purchase and maintain insurance on behalf of our directors, officers, employees and agents in their capacities as such, or serving at the request of us, against any liabilities asserted against such persons and incurred by such persons in any capacity, or arising of such persons status as such, whether or not we would have the power to indemnify such persons against such liability under our Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the directors and officers of Amerant Bancorp Inc., or for persons controlling such entity, pursuant to our Articles of Incorporation, Bylaws or the FBCA, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
In addition to the authority granted to us by the FBCA to indemnify our directors, certain other provisions of the FBCA have the effect of further limiting the personal liability of our directors. For example, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*
4.1	Form of Indenture between the Company and The Bank of New York Mellon, as trustee.**
4.2	Form of Debt Security.*
4.3	Form of Deposit Agreement including form of Depositary Receipt for Depositary Shares.*
4.4	Form of Preferred Stock Certificate.*
4.5	Form of Warrant Agreement (including form of Warrant Certificate).*
4.6	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.7	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate).*
4.8	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit Certificate).*
4.9	Form of Unit Agreement.*
5.1	Opinion of Akerman LLP.**
23.1	Consent of RSM US LLP.**
23.2	Consent of Akerman LLP (included in Exhibit 5.1).**
24.1	Power of Attorney (included on signature page hereto).**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the Indenture.**
107	Filing Fee Table.**
______
*To be filed by amendment to this registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
** Filed herewith.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on the 11th day of June, 2026.

Amerant Bancorp Inc.

By:	/s/ Carlos Iafigliola
Name: Carlos Iafigliola
Title: Director, President, and Chief Executive Officer (Principal Executive Officer)
In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Carlos Iafigliola and Sharymar Calderón and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Carlos Iafigliola
Carlos Iafigliola	Director, President and Chief Executive Officer (Principal Executive Officer)	June 11, 2026
/s/ Sharymar Calderon
Sharymar Calderon	Senior Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	June 11, 2026
/s/ Armando D. Fleitas
Armando D. Fleitas	Executive Vice-President and Chief Accounting Officer (Principal Accounting Officer)	June 11, 2026
/s/ Odilon Almeida
Odilon Almeida	Chair and Director	June 11, 2026
/s/ Erin Knight
Erin Knight	Director	June 11, 2026
/s/ Jack Kopnisky
Jack Kopnisky	Director	June 11, 2026
/s/ Lisa Lutoff-Perlo
Lisa Lutoff-Perlo	Director	June 11, 2026
/s/ Gustavo Marturet M.
Gustavo Marturet M.	Director	June 11, 2026
/s/ Patricia Morrison
Patricia Morrison	Director	June 11, 2026
/s/ John W. Quill
John W. Quill	Director	June 11, 2026
/s/ Ashaki Rucker
Ashaki Rucker	Director	June 11, 2026
/s/ Oscar Suarez
Oscar Suarez	Director	June 11, 2026
/s/ Millar Wilson
Millar Wilson	Director	June 11, 2026